EXHIBIT (a) (4)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             MORGAN KEEGAN SELECT FUND, INC.


      Morgan Keegan Select Fund, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to an Unanimous Written Consent of the Board of Directors ("Directors") of the Corporation dated August 16, 2000, the Directors voted to establish and designate one (1) new series of capital stock of the Corporation to be known as the "Morgan Keegan Select Capital Growth Fund" (the "Fund"), to be considered for all purposes under the Articles of Incorporation of the Corporation ("Articles") as a "Series" and to have all the rights and privileges of a Series specified in said Articles.

                  Prior to this amendment, the total number of shares of capital stock that the Corporation had the authority to issue was two billion (2,000,000,000) shares, with a par value of one tenth of one cent ($.001) per share, for an aggregate par value of Two Million Dollars ($2,000,000.00). Pursuant to powers granted to the Board of Directors in Article Sixth of the Articles of Incorporation, the Board of Directors established and classified five (5) Series of shares of capital stock, comprising One Billion Five Hundred Million (1,500,000,000) shares in the aggregate, each to be known as: (1) Morgan Keegan Intermediate Bond Fund, (2) Morgan Keegan High Income Fund, (3) Morgan Keegan Core Equity Fund, (4) Morgan Keegan Utility Fund, and (5) Morgan Keegan Select Financial Fund. Of these One Billion Five Hundred Million (1,500,000,000) shares, 100,000,000 shares were established and classified as shares of Morgan Keegan Intermediate Bond Fund, Class A; 100,000,000 shares were established and classified as shares of Morgan Keegan Intermediate Bond Fund, Class C; 100,000,000 shares were established and classified as shares of Morgan Keegan Intermediate Bond Fund, Class I; 100,000,000 shares were established and classified as shares of Morgan Keegan High Income Fund, Class A; 100,000,000 shares were established and classified as shares of Morgan Keegan High Income Fund, Class C; 100,000,000 shares were established and classified as shares of Morgan Keegan High Income Fund, Class I; 100,000,000 shares were established and classified as Morgan Keegan Core Equity Fund, Class A; 100,000,000 shares were established and classified as Morgan Keegan Core Equity Fund, Class C; 100,000,000 shares were established and classified as Morgan Keegan Core Equity Fund, Class I; 100,000,000 shares were established and classified as Morgan Keegan Utility Fund, Class A; 100,000,000 shares were established and classified as Morgan Keegan Utility Fund, Class C; 100,000,000 shares were established and classified as Morgan Keegan Utility Fund, Class I; 100,000,000 shares were established and classified as Morgan Keegan Select Financial Fund, Class A; 100,000,000 shares were established and classified as Morgan Keegan Select Financial Fund, Class C; and 100,000,000 shares were established and classified as Morgan Keegan Select Financial Fund, Class I.

      SECOND: A description of each class of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is as outlined in the Articles of the Corporation and has not been changed by Amendment.

      THIRD: The Corporation is a registered open-end management investment company under the Investment Company Act of 1940, as amended.

      FOURTH: Paragraph Four of Article Sixth of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

      Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series or Classes, and to classify and reclassify any unissued Shares, there is hereby established and classified the following six (6) Series of shares of capital stock, comprising One Billion Eight Hundred Million (1,800,000,000) shares in the aggregate, each to be known as: (1) Morgan Keegan Intermediate Bond Fund,
      (2) Morgan  Keegan High Income Fund,  (3) Morgan  Keegan Core Equity Fund,
      (4) Morgan Keegan Utility Fund, (5) Morgan Keegan Select Financial Fund and Morgan Keegan Select Capital Growth Fund. Of these One Billion Eight Hundred Million (1,800,000,000) shares, 100,000,000 shares are hereby established and classified as shares of Morgan Keegan Intermediate Bond Fund, Class A; 100,000,000 shares are hereby established and classified as shares of Morgan Keegan Intermediate Bond Fund, Class C; 100,000,000 shares are hereby established and classified as shares of Morgan Keegan Intermediate Bond Fund, Class I; 100,000,000 shares are hereby established and classified as shares of Morgan Keegan High Income Fund, Class A; 100,000,000 shares are hereby established and classified as shares of Morgan Keegan High Income Fund, Class C; 100,000,000 shares are hereby established and classified as shares of Morgan Keegan High Income Fund, Class I; 100,000,000 shares are hereby established and classified as Morgan Keegan Core Equity Fund, Class A; 100,000,000 shares are hereby established and classified as Morgan Keegan Core Equity Fund, Class C; 100,000,000 shares are hereby established and classified as Morgan Keegan Core Equity Fund, Class I; 100,000,000 shares are hereby established and classified as Morgan Keegan Utility Fund, Class A; 100,000,000 shares are hereby established and classified as Morgan Keegan Utility Fund, Class C; 100,000,000 shares are hereby established and classified as Morgan Keegan Utility Fund, Class I; 100,000,000 shares are hereby established and classified as Morgan Keegan Select Financial Fund, Class A; 100,000,000 shares are hereby established and classified as Morgan Keegan Select Financial Fund, Class C; 100,000,000 shares are hereby established and classified as Morgan Keegan Select Financial Fund, Class I; 100,000,000 shares are hereby established and classified as Morgan Keegan Select Capital Growth Fund, Class A; 100,000,000 shares are hereby established and classified as Morgan Keegan Select Capital Growth Fund, Class C and 100,000,000 shares are hereby established and classified as Morgan Keegan Select Capital Growth Fund, Class I.

      The  foregoing   amendment  was  duly  adopted  in  accordance   with  the
requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

      IN WITNESS WHEREOF, Morgan Keegan Select Fund, Inc. has caused these presents to be signed in its name on its behalf by the President of the Corporation and attested to by the Corporation's Secretary on this 21st day of August, 2000, and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all materials respects, under penalties of perjury.

                                    MORGAN KEEGAN SELECT FUND, INC.



                                    By:   /s/ Allen B. Morgan, Jr.
                                        -----------------------------------
                                          Allen B. Morgan, Jr.
                                          President

ATTEST:

/s/ Charles D. Maxwell
-----------------------------
Charles D. Maxwell
Secretary